                          AGREEMENT TO ASSIGN AGREEMENT

                  In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Cedar Income Fund Partnership, LP ("Assignor") hereby assigns to Loyal Plaza Associates, L.P (together with its successors and assigns, "Assignee"), without recourse, all of its right, title and interest in and to that certain Agreement to Purchase Real Estate dated as of January 7, 2002 made by and between Assignor and Loyal Plaza Venture, L.P., a copy of which agreement and all amendments thereto (the "Agreement") is attached hereto as Exhibit A and made a part hereof.

                  Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions on the part of Assignor (if any) to be performed under the Agreement from and after the date hereof.

                  This Assignment and Assumption Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of June___, 2002.

                                     Cedar Income Fund Partnership, L.P.

                                              By:   Cedar Income Fund, LTD
                                                           Its  general partner

                                                    By:  /s/  Brenda J. Walker
                                                        ------------------------
                                                           Brenda J. Walker
                                                           Vice-President